UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 23, 2020

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

 Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Sound Financial Bancorp, Inc. (the “Company”), filed on June 26, 2020 (the “Original Form 8-K”).  This Form 8-K/A amends the Original Form 8-K to correct the Item number from an Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers to an Item 8.01 – Other Events and to provide some additional clarifying information.

Item 8.01.  Other Event

On June 26, 2020, Sound Community Bank (the “Bank”), the wholly owned operation subsidiary of the Company, issued a press release announcing the hiring of Charles L. Turner to serve as Senior Vice President, Chief Credit Officer of the Bank.  Laurie Stewart, the President and Chief Executive Officer of the Company and the Bank had previously assumed those responsibilities upon the retirement of the Bank’s prior Chief Credit Officer. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:  The following exhibits are filed herewith:

Exhibit 99.1	Press Release announcing Charles L. Turner as the Bank’s Senior Vice President and Chief Credit Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	August 6, 2020	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO

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